UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2013

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 27, 2013, the Company held its 2013 Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. Of the 70.4 million outstanding shares of the Company’s common stock that could be voted at the Annual Meeting, 66.9 million shares, or approximately 95%, were represented at the Annual Meeting in person or by proxy, which constituted a quorum. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1:	Election of the following persons to the Company’s Board of Directors to hold office until the next annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Cesar Cesaratto	48,966,322	6,676,788	48,598	11,208,403
H.K. Desai	49,002,494	6,639,526	49,688	11,208,403
Paramesh Gopi, Ph.D.	55,451,494	193,114	47,100	11,208,403
Paul R. Gray, Ph.D.	49,056,588	6,586,307	48,813	11,208,403
Fred Shlapak	49,141,339	6,500,121	50,248	11,208,403
Robert Sproull, Ph.D.	55,529,874	215,138	46,696	11,208,403
Duston Williams	54,976,615	665,474	49,619	11,208,403

Proposal 2:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014:

For	Against	Abstain	Broker Non-Votes
66,676,250	177,559	46,302	—

Proposal 3:	Advisory vote on executive compensation, as described in the Proxy Statement distributed in connection with the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
47,656,914	7,829,717	205,077	11,208,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: September 3, 2013	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary